Exhibit 99.1

REPURCHASE OF

SHARES AGREEMENT

This Repurchase of Shares Agreement, dated November 22, 2019 (this “Agreement”) by and between B2Digital, Inc., a Delaware corporation having an address of 4522 West Village Drive Suite 215, Tampa, FL 33624 (“BTDG” or “Buyer”) and GS Capital Partners LLC., having an address of 30 Broad Street Ste 1201, New York, NY 10004 (“GS Capital” or “Seller”). For purposes of this Agreement BTDG and GS Capital are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, BTDG and GS Capital entered into ta Subscription Agreement dated July 11, 2019 whereby GS Capital purchased 14,062,500 shares of common stock of BTDG (the “Shares”); and

WHEREAS, BTDG desires to repurchase the Shares from GS Capital, and GS Capital desires to sell the Shares to BTDG, upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE SHARES

Section 1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer or Buyer’s assignee, and Buyer agrees to purchase from Seller, the Shares, for a cash purchase price of $101,250 ($0.0072 per Share) (the “Purchase Price”).

Section 1.2 Closing. The purchase of the Shares shall be consummated at a closing ("Closing") to take place on or before November 22, 2019 (the "Closing Date"). The Purchase Price for the Shares shall be paid on or before the Closing Date, by Buyer to Seller by wire transfer or other form of immediately available good funds against delivery of the Shares in transferable form from Seller to Buyer.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES

As an inducement to and to obtain the reliance of Buyer, Seller individually represents and warrants to Buyer as follows:

Section 2.1 No Conflict, Authority, Issued Shares. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which Seller is a party or to which the Shares are subject. Seller has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Title to the Shares; No Pending Litigation. Seller owns of record and beneficially the Shares of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. Other than disclosed by the Seller to the Buyer, there are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares. To Seller’s actual knowledge, there is no pending or threatened complaint, suit, demand or other dispute relating to the Shares or the Company. The Company is validly existing and in good standing under the laws of the State of Delaware. To the Seller’s knowledge, the Company has no assets and no liabilities beyond petty vendor balances less than $2000.

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Section 2.3 Brokers and Finders. The Seller represents and warrants that he/she/it has made no agreements involving any fees of any type that relate to this Agreement that would involve the Buyer, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

As an inducement to and to obtain the reliance of Seller, Buyer individually represents and warrants to Seller as follows:

Section 2.4 No Conflict, Authority. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which Buyer is a party. Buyer has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

Section 2.5 Buyer’s Sophistication. Buyer (i) acknowledges that the purchase of Shares involves a high degree of risk in that the Company has limited business operations and may require substantial funds; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction; (iv) that the sale of the Shares to Buyer is not registered with the U.S. Securities and Exchange Commission or with the securities administrator of any state; (v) that the Shares are being sold pursuant to an exemption from such registration requirements; and (vi) the Shares are “restricted securities” that will bear a restrictive legend prohibiting their further transfer without registration or any exemption therefrom.

Section 2.6 Brokers and Finders. The Buyer represents and warrants that he/she/it has made no agreements involving any fees of any type that relate to this Agreement that would involve the Seller, including but not limited to broker’s fee, finder’s fees or any similar compensation arrangement.

ARTICLE III

CLOSING PROCEDURE

Section 3.1 Seller’s Delivery. On the Closing Date, the Seller shall deliver the following to Buyer, conditioned upon (i) all of Buyer’s representations and warranties set forth in Section 2, above, shall be true and correct as of the Closing, and (ii) Buyer’s performance of its delivery obligations in section 3.2, below:

The Shares together with a notarized stock power or other instruction required for the transfer of the Shares to Buyer. If necessary, after the sale closes the Seller shall also execute such other certificates or other documents reasonably necessary to transfer the Shares to Buyer.

Resolutions of the Seller’s manager approving this Agreement and the sale of the Shares hereunder.

Section 3.2 Buyer’s Delivery. On the Closing Date, Buyer shall deliver the following to Seller, conditioned upon (i) all of Seller’s representations and warranties set forth in Section 2, above, shall be true and correct as of the Closing, and (ii) Seller’s performance of its delivery obligations in section 3.1, above:

Purchase Price in good funds totaling $101,250

Resolutions from the Purchaser’s board of directors approving this Agreement and the purchase of the Shares hereunder.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed to the addresses set forth in this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

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Section 4.2 Attorneys' Fees. Except as expressly provided herein, each party will be responsible for their own attorney’s fees.

Section 4.3 Confidentiality. Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 4.4 Third Party Beneficiaries. This contract is between Seller and Buyer. Except for the shareholders of the Company and as specifically provided, no other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 4.5 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 4.6 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six (6) months.

Section 4.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 4.8 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 4.9 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 4.10 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 4.11 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 4.12 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 4.13 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

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Section 4.14 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 4.15 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete sale contemplated by this Agreement. The parties hereto agree to cooperate and use their respective reasonable best efforts to consummate the transactions contemplated by this Agreement.

Section 4.16 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the state of New York applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws. Any dispute arising out of this Agreement shall be resolved in the state or federal courts sited in New York County, New York, to the exclusion of all other venues. The prevailing party in any such action shall be entitled to an award of costs and its reasonable attorneys’ fees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

B2Digital, Inc.

A Delaware corporation

Per:

/s/ Greg P. Bell

Name: Greg P. Bell

Title: Chairman & CEO

GS CAPITAL PARTNERS LLC

Per:

/s/ Gabriel Sayegh

 Name: Gabriel Sayegh

Title: President